                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         RUBY TUESDAY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                                  [RTI LOGO]

August 23, 1996

Dear Shareholders:

  We are holding your 1996 Annual Meeting on Monday, September 30, 1996, at 10:30 a.m., local time, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

  This will be the first Annual Meeting of the Company since the distribution by Morrison Restaurants Inc., the predecessor corporation to the Company, of the shares of Common Stock of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. to its shareholders, the reincorporation of the Company as a Georgia corporation and its name change from "Morrison Restaurants Inc." to "Ruby Tuesday, Inc." As separate companies, both Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. will have their own annual meetings and, if you are a shareholder in one or both of those companies, you will receive proxy materials directly from them.

  We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          RUBY TUESDAY, INC.

                                          [SIGNATURE]
                                          Samuel E. Beall, III
                                          Chairman of the Board and
                                          Chief Executive Officer

                              RUBY TUESDAY, INC.
            ------------------------------------------------------
  P.O. Box 160266 . 4721 Morrison Drive . Mobile, Alabama 36625-0001
                  . (334) 344-3000 . Telefax (334) 344-3066

                              RUBY TUESDAY, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 30, 1996

  The Annual Meeting of Shareholders of Ruby Tuesday, Inc. will be held at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on Monday, September 30, 1996, at 10:30 a.m., local time, for the following purposes:

    1. To elect two Class I directors to the Board of Directors for a term of three years.

    2. To approve amendments to the Company's 1996 Stock Incentive Plan to increase the number of shares available for issuance by 250,000 shares and to increase the limit on the number of shares that may be subject to awards granted to certain employees during any fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on August 9, 1996, are entitled to vote at the meeting.

  The mailing address of the Company's principal executive office is 4721 Morrison Drive, Mobile, Alabama 36609.

  We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]
                                          Pfilip G. Hunt
                                          Senior Vice President, General
                                          Counsel
                                          and Secretary

August 23, 1996
Mobile, Alabama

                              RUBY TUESDAY, INC.
                              4721 MORRISON DRIVE
                             MOBILE, ALABAMA 36609

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                                 INTRODUCTION

  Ruby Tuesday, Inc. (the "Company") is the result of a corporate reorganization of Morrison Restaurants Inc., a Delaware corporation ("MRI"), that was effective March 9, 1996. In that reorganization, MRI distributed to its shareholders all of the issued and outstanding shares of Morrison Fresh Cooking, Inc., a Georgia corporation ("MFCI"), which held the family dining assets and business of MRI, and of Morrison Health Care, Inc., a Georgia corporation ("MHCI"), which held the health care food and nutrition services assets and business of MRI. Simultaneously with the distribution (the "Distribution"), MRI reincorporated as a Georgia corporation (the "Reincorporation") and changed its name to Ruby Tuesday, Inc., and in conjunction therewith, effected a one-for-two reverse stock split. As a result of the Reincorporation, MRI's shareholders received one share of Company common stock for every two shares of MRI common stock held. Certain of the historical information presented in this Proxy Statement for the Company reflects such information with respect to MRI prior to the Distribution.

                              GENERAL INFORMATION

  The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 23, 1996, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Monday, September 30, 1996, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 and at any adjournment(s) thereof (the "Annual Meeting").

  Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the two nominees for directors named in this Proxy Statement, (ii) in favor of the proposed amendments to the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares available for issuance thereunder by 250,000 shares and to increase the limit on the number of shares that may be subject to awards granted to certain employees during any fiscal year, and
(iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

  The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

  August 9, 1996 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders holding of record a majority of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum. The number of shares of outstanding Common Stock on August 9, 1996, was 17,611,070, each of which is entitled to one vote.

  Election of each of the Director Nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. Approval of the amendments to the Stock Incentive Plan described in Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote at the Annual Meeting.

  Abstentions and broker non-votes are counted as shares present for determination of a quorum. For purposes of determining whether Proposals 1 and 2 are approved by the shareholders, (i) abstentions will have no effect on the outcome of the voting on Proposal 1, and broker non-votes do not occur in the election of directors, and (ii) abstentions will have the same effect as votes against Proposal 2, but broker non-votes will have no effect on the voting on such proposal.

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, the two nominees are for the Class I directors. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors voting together as a single class. The Board of Directors has fixed at seven the exact number of members of the Board of Directors and has nominated Arthur R. Outlaw and Dr. Benjamin F. Payton to serve in Class I of the Board of Directors for a term of three years. Both nominees are currently serving as directors of the Company.

  It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that either of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                         CLASS I -- TERM EXPIRING 1999

ARTHUR R. OUTLAW
Director of the Company since 1959
                               Age: 69
  Mr. Outlaw has been Vice Chairman of the Board of the Company since 1984. From October 1985 to October 1989, he was Mayor, City of Mobile, Alabama. Mr. Outlaw also serves as Vice Chairman of the Board of Morrison Fresh Cooking, Inc.

DR. BENJAMIN F. PAYTON
Director of the Company since 1993
                               Age: 63
  Dr. Payton has been the President of Tuskegee University since 1981. Dr. Payton also is a director of AmSouth Bancorporation, The ITT Corporation, The Liberty Corporation, Sonat, Inc., Praxair, Inc. and Morrison Health Care, Inc.

DIRECTORS CONTINUING IN OFFICE

                        CLASS II -- TERM EXPIRING 1997

DR. DONALD RATAJCZAK
Director of the Company since 1981
                               Age: 53

  Dr. Ratajczak is Professor and Director, Economic Forecasting Center, Georgia State University. Dr. Ratajczak also is a director of Morgan Keegan Inc., CIM High Yield Securities Fund and Morrison Fresh Cooking, Inc.

SAMUEL E. BEALL, III
Director of the Company since 1982
                               Age: 46

  Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992.

CLAIRE L. ARNOLD
Director of the Company since 1994
                               Age: 49

  Ms. Arnold is currently a private investor. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., from August 1979 to February 1995 and was Chief Executive Officer of NCC L.P., a major distributor of grocery, tobacco, candy, health and beauty, and allied products to retail stores, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chairman and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also is a director of Schweitzer-Mauduit International, Inc. and Morrison Health Care, Inc.

                        CLASS III -- TERM EXPIRING 1998

JOHN B. MCKINNON
Director of the Company since 1989
                               Age: 61

  Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon is also a director of Premark International, Integon Corporation and MedCath, Inc. and serves as Chairman of the Board of Directors of Morrison Health Care, Inc.

DOLPH W. VON ARX
Director of the Company since 1992
                               Age: 61

  Prior to his retirement in 1991, Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. Mr. von Arx also is a director of Cree Research, Inc. and serves as Chairman of the Board of Directors of Morrison Fresh Cooking, Inc.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of August 9, 1996 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                     NUMBER OF SHARES
                                                       BENEFICIALLY   PERCENT OF
                   NAME OR GROUP                         OWNED(1)      CLASS(2)
                   -------------                     ---------------- ----------
Arthur R. Outlaw (3)...............................     1,825,579(4)     10.3
Samuel E. Beall, III...............................       434,917(5)      2.4
Claire L. Arnold...................................         5,033           *
John B. McKinnon...................................         6,544(6)        *
Dr. Benjamin F. Payton.............................         5,123           *
Dr. Donald Ratajczak...............................         9,498(7)        *
Dolph W. von Arx...................................         6,088(8)        *
Pfilip G. Hunt.....................................        62,184(9)        *
A. Richard Johnson.................................        18,466           *
Robert D. McClenagan...............................        84,826           *
J. Russell Mothershed..............................        30,268           *
All directors and executive officers as a group (12
persons)...........................................     2,514,775        13.8

- --------
(1) Includes (i) shares subject to currently exercisable options and options exercisable within 60 days after August 9, 1996, held by the named persons and group as follows: Mr. Beall, 354,375; Ms. Arnold, 1,802; Mr. McKinnon, 3,613; Dr. Payton, 1,802; Dr. Ratajczak, 3,613; Mr. von Arx, 3,613; Mr.
    Hunt, 45,290; Mr. Johnson, 18,389; Mr. McClenagan, 77,095; Mr. Mothershed, 23,889; and all directors and executive officers as a group, 552,924; and
    (ii) shares held in the Company's Salary Deferral Plan as follows: Mr. Beall, 3,616; Mr. Mothershed, 91; and all directors and executive officers as a group, 3,707.
(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 9, 1996), without regard to any disclaimers of beneficial ownership by the person indicated.
(3) Mr. Outlaw's address is 4721 Morrison Drive, Mobile, Alabama 36609.
(4) Includes (i) 1,284,600 shares held by Mr. Outlaw as executor or trustee of various estates and trusts for the benefit of relatives, and (ii) 24,855 shares owned by Mr. Outlaw's spouse.
(5) Includes 53,400 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a General Partner.
(6) Includes 1,125 shares owned by Mr. McKinnon and his spouse as tenants in common.
(7) Includes 3,375 shares held in a KEOUGH account for the benefit of Dr. Ratajczak.
(8) Includes 1,125 shares held by the von Arx Family Foundation, a charitable organization. Mr. von Arx may be deemed to share voting and dispositive power with respect to such shares by virtue of his position as a member of the Board of Directors of the foundation.
(9) Includes 8,637 shares held by Mr. Hunt's spouse. Mr. Hunt disclaims beneficial ownership of such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1996 have been complied with on a timely basis.

DIRECTORS' FEES AND ATTENDANCE

  The Board of Directors of the Company held one meeting during the period between the Distribution and the end of fiscal year 1996. Each director attended this meeting and the meeting of any committee of which he or she was a member which was held during this period. All of the Company's directors were directors of MRI prior to the Distribution. The Board of Directors of MRI held six meetings during fiscal year 1996 prior to the Distribution. Each of the directors attended at least 75 percent of the meetings of the directors of MRI and committees thereof of which such director was a member during the fiscal year prior to the Distribution.

  Directors who are employees of the Company, other than Mr. Outlaw, receive no directors' fees. All non-employee directors currently receive a $16,000 annual retainer (the "Retainer") and $1,000 per Board meeting attended. Mr. Outlaw, who serves as Vice Chairman of the Board and is an employee of the Company, receives a fee of $250 per Board meeting attended, but he does not receive a retainer. Non-employee directors serving on the Audit Committee or the Compensation and Stock Option Committee (other than the Chairmen of such committees) receive a fee of $1,000 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors. Mr. Outlaw receives the same fees as non-employee directors for attending meetings of the committees on which he serves. Committee Chairmen receive a fee of $2,000 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors and $1,000 for each committee meeting attended which is held in conjunction with a Board meeting.

  The Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

  The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

  A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading date prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

  Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless this restriction is waived by the committee administering the Directors' Plan.

  The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

  Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock as of the date of the Option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board delegated certain authority to two committees. Information concerning these committees follows.

  Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee of the Company's Board did not meet during fiscal year 1996 after the Distribution and the Audit Committee of the Board of MRI met one time during fiscal year 1996 prior to the Distribution. The current members of the Audit Committee are John B. McKinnon (Chairman), Claire L. Arnold, Dr. Benjamin F. Payton, Dr. Donald Ratajczak and Dolph W. von Arx.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee of the Company's Board met one time during fiscal year 1996 after the Distribution and the Compensation Committee of the Board of MRI met two times during fiscal year 1996 prior to the Distribution. The current members of the Compensation Committee are Dolph W. von Arx (Chairman), Claire L. Arnold, John B. McKinnon, Dr. Benjamin F. Payton and Dr. Donald Ratajczak.

                            EXECUTIVE COMPENSATION

  This section of the proxy statement discloses compensation awarded to, paid to, or earned by the Company's Chief Executive Officer and each of the four other executive officers of the Company who were most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 1996 for services rendered to the Company during each of the three fiscal years in the period ended June 1, 1996 (together, these persons are sometimes referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL                                     ALL OTHER
                                                             COMPENSATION       LONG TERM COMPENSATION    COMPENSATION
                                                          ------------------    -----------------------   ------------
                                                                                  AWARDS     PAYOUTS
                                                                               OPTIONS/SARS    LTIP
   NAME AND POSITION                                 YEAR SALARY($) BONUS($)        (#)      PAYOUTS($)      ($)(1)
   -----------------                                 ---- --------- --------    ------------ ----------   ------------
S.E. Beall, III.........                             1996  587,496      -0-       170,453         -0-        7,382
 Chairman of the Board and                           1995  564,900  588,626           -0-     393,750(2)     3,564
 Chief Executive Officer                             1994  525,000  630,000           -0-     360,000(2)     8,396

R.D. McClenagan.........                             1996  266,112   83,326(3)     61,806         -0-        6,381
 President, Ruby Tuesday                             1995  248,184  124,242           -0-         -0-        5,870
 Division                                            1994  236,400  295,500        46,950         -0-        9,548

A.R. Johnson............                             1996  221,300   41,682        51,277         -0-          -0-
 Senior Vice President,                              1995  213,165   91,231         2,190         -0-          -0-
 Strategy, Planning and Marketing                    1994  200,045  178,800        32,712         -0-          -0-

P.G. Hunt...............                             1996  166,401   43,912(3)     44,466         -0-        6,303
 Senior Vice President,                              1995  169,630  134,276           783         -0-        7,611
 General Counsel and Secretary                       1994  160,000  155,400        26,142         -0-        8,400

J.R. Mothershed.........                             1996  187,100   49,761(3)     49,014         -0-        2,211
 Senior Vice President,                              1995  162,708  137,133         5,037         -0-        6,143
 Finance, Assistant Secretary                        1994  128,300  135,600        20,727         -0-        7,016
 and Treasurer

- --------
(1) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 1996, 1995 and 1994, respectively: S.E. Beall, III, $3,696, $0 and $1,567; R.D. McClenagan, $4,069, $3,616 and $3,699; P.G. Hunt, $3,046, $4,438 and $3,696; and J.R.
    Mothershed, $692, $4,726 and $3,869; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 1996, 1995 and 1994, respectively: S.E. Beall, III, $800, $822 and $5,729; R.D. McClenagan, $796, $814 and $5,271; P.G. Hunt, $615, $628 and
    $3,672; and J.R. Mothershed, $660, $621 and $2,834; and (c) employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 1996, 1995 and 1994, respectively: S.E. Beall, III, $2,886, $2,742 and $1,100; R.D. McClenagan, $1,516, $1,440 and $578; P.G. Hunt,
    $2,642, $2,545 and $1,032; and J.R. Mothershed, $859, $796 and $313.
(2) Represents the value of 15,000 shares of Common Stock of MRI earned by Mr. Beall in each of fiscal years 1995 and 1994 pursuant to the performance stock rights awarded to him by MRI in July 1993 and approved by the stockholders of MRI at the 1993 Annual Meeting of Stockholders. Under this award, payouts of 15,000 shares each were or could have been earned by Mr. Beall over a five-year period ending in 1998 if the Common Stock of MRI reached a pre-established per share price for a period of 22 consecutive trading days during the period ending May 31 of each year in the five-year period. Such pre-established per share prices were $23.00 in 1994 and $26.45 in 1995. The value of such shares has been calculated based on the market price of the Common Stock of MRI on the date of issuance of the shares. Mr. Beall agreed to the cancellation of all performance stock rights remaining outstanding as of March 9, 1996, the effective date of the Distribution.
(3) The indicated fiscal year 1996 bonus was paid in shares of Company Common Stock, which may not be transferred for a period of two years, valued for this purpose at $22.00 per share, the closing price of the Common Stock on June 27, 1996, the day on which the Compensation Committee made the decision to pay such bonuses in shares of Common Stock. These shares are subject to forfeiture if the executive's employment is terminated prior to June 27, 1998, except due to death, retirement or disability.

                         OPTION GRANTS IN FISCAL 1996

  The following table presents information regarding options to purchase shares of the Company Common Stock (i) granted by the Company during fiscal year 1996 to the Named Executives, and (ii) issued during fiscal year 1996 upon conversion of options granted by MRI to the Named Executives prior to the Distribution. The Company has no outstanding SARs and granted no SARs during fiscal year 1996.

                                                                          POTENTIAL REALIZABLE VALUE(2) AT ASSUMED
                                                                          ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                       FOR OPTION TERM
                                                                         -------------------------------------------
                                       INDIVIDUAL GRANTS                          5%                    10%
                         ----------------------------------------------- -------------------- ----------------------
                                        % OF TOTAL                               MARKET PRICE           MARKET PRICE
                                       OPTIONS/SARS EXERCISE                     REQUIRED TO            REQUIRED TO
                         OPTIONS/SARS   GRANTED TO   OR BASE             DOLLAR    REALIZE                REALIZE
                           GRANTED     EMPLOYEES IN   PRICE   EXPIRATION  GAINS  DOLLAR GAINS  DOLLAR   DOLLAR GAINS
          NAME              (#)(1)     FISCAL YEAR  ($/SHARE)    DATE      ($)     ($/SHARE)  GAINS ($)  ($/SHARE)
          ----           ------------  ------------ --------- ---------- ------- ------------ --------- ------------
S.E. Beall, III.........   170,453      15.10%(4)     18.34    3-26-01   863,780    23.41     1,908,728    29.54
R.D. McClenagan.........    56,166       4.98%(4)     18.34    3-26-01   284,624    23.41       628,945    29.54
                             5,640       0.50%(4)     18.34    3-02-01    28,581    23.41        63,157    29.54
A.R. Johnson............    46,027       4.08%(4)     18.34    3-26-99   233,244    23.41       515,409    29.54
                             5,250(3)    5.32%(5)     24.99    6-28-98    36,242    31.89        80,085    40.24
P.G. Hunt...............    35,904       3.18%(4)     18.34    3-26-99   181,946    23.41       402,052    29.54
                             4,512       0.40%(4)     18.34    3-02-98    22,865    23.41        50,525    29.54
                             4,050(3)    4.10%(5)     24.99    6-28-98    27,958    31.89        61,780    40.24
J.R. Mothershed.........    40,713       3.61%(4)     18.34    3-26-99   206,315    23.41       455,903    29.54
                             4,512       0.40%(4)     18.34    3-02-98    22,865    23.41        50,525    29.54
                             3,250(3)    3.29%(5)     24.99    6-28-98    22,435    31.89        49,576    40.24
                               306(3)    0.31%(5)     14.09    1-15-99     1,191    17.98         2,632    22.69
                               233(3)    0.24%(5)     23.66    6-03-97     1,523    30.19         3,365    38.10

- --------
(1) The indicated options have a term of five years and were granted pursuant to the Stock Incentive Plan (formerly, the 1989 Non-Qualified Stock Option Plan of MRI). Those options with an exercise price of $18.34 on the date of grant generally become exercisable after three years. All other options listed in the table above generally become exercisable after two years. In the event of a change in control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or terminate the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(2) The Potential Realizable Values are calculated as follows: [[Market Price at Grant x (1 + Stock Price Appreciation Rate)]--Exercise Price] x Number of Underlying Shares. Because these Potential Realizable Values are based on annualized compound rates of increase over a five year term, the total potential appreciation on annual appreciation rates of 5% and 10% is 27.6% and 61.1%, respectively.
(3) Represents options to purchase shares of Common Stock of the Company issued upon conversion of options granted by MRI during fiscal year 1996 prior to the Distribution. MRI options were converted in the Distribution into options to purchase shares of Common Stock of each of the Company, MFCI and MHCI with the number of shares subject to each such option allocated based on the conversion ratios used in connection with the Distribution and the related reverse stock split. (See "Introduction.") The exercise price per share of the MRI options has been allocated among the options to purchase Common Stock of the Company, MFCI and MHCI into which the MRI options were converted based upon a formula that took into account the relative trading prices of the Common Stock of the three companies for the first ten trading days following the Distribution. Such per share exercise price was allocated as follows: 53.17% to the

    Company option; 10.21% to the MFCI option; and 36.62% to the MHCI option. Except for the number of shares and exercise price thereof, the replacement options have the same terms and conditions as the original MRI options.
(4) Based on an aggregate of 1,128,476 options granted by the Company in fiscal year 1996 after the Distribution.
(5) Based on an aggregate of 98,662 options issued upon conversion of options granted by MRI to MRI employees during fiscal year 1996 prior to the Distribution.

                        AGGREGATED OPTION EXERCISES IN
                    FISCAL 1996 AND FISCAL YEAR END VALUES

  The following table presents information regarding exercises of options to purchase shares of Company Common Stock and shares of Common Stock of MRI during fiscal year 1996 by the Named Executives and the value of unexercised options to purchase Company Common Stock held at June 1, 1996. There were no SARs outstanding during fiscal year 1996.

                                                  NUMBER OF        VALUE OF
                                                 UNEXERCISED    UNEXERCISED IN-
                                                 OPTIONS AT    THE-MONEY OPTIONS
                                                 FY-END (#)    AT FY-END ($)(2)
                            SHARES     VALUE   --------------- -----------------
                          ACQUIRED ON REALIZED  EXERCISABLE/     EXERCISABLE/
          NAME            EXERCISE(#)  ($)(1)   UNEXERCISABLE    UNEXERCISABLE
          ----            ----------- -------- --------------- -----------------
S.E. Beall, III..........     -0-         N/A  348,750/187,328 2,667,601/597,101
R.D. McClenagan..........    7,397(3)  67,068   74,788/72,945    520,720/259,390
A.R. Johnson.............     -0-         N/A   17,294/55,185      6,451/145,519
P.G. Hunt................     -0-         N/A   39,652/61,520    270,811/233,815
J.R. Mothershed..........     -0-         N/A   19,244/56,012     96,768/169,089

- --------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise) - (Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised, In-the-Money Options at June 1, 1996 is calculated as follows: [(Per Share Closing Sale Price on May 31, 1996) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on May 31, 1996, the last trading day of fiscal year 1996, was $21.25.
(3) Shares acquired refer to MRI Common Stock, as the exercise took place prior to the Distribution.

RETIREMENT PLAN

  Following the Distribution and in conjunction therewith, the Company continued as a sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

  (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus 1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

  (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

  Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

  Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

  Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP"). The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

  A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus one percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits are paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon age and service criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                        30 OR
 ANNUAL AVERAGE BASE SALARY           10       15       20       25      MORE
 --------------------------        -------- -------- -------- -------- --------
 $125,000........................  $ 31,250 $ 46,875 $ 62,500 $ 68,750 $ 75,000
 150,000.........................    37,500   56,250   75,000   82,500   90,000
 175,000.........................    43,750   65,625   87,500   96,250  105,000
 200,000.........................    50,000   75,000  100,000  110,000  120,000
 225,000.........................    56,250   84,375  112,500  123,750  135,000
 250,000.........................    62,500   93,750  125,000  137,500  150,000
 275,000.........................    68,750  103,125  137,500  151,250  165,000
 300,000.........................    75,000  112,500  150,000  165,000  180,000
 325,000.........................    81,250  121,875  162,500  178,750  195,000
 350,000.........................    87,500  131,250  175,000  192,500  210,000
 375,000.........................    93,750  140,625  187,500  206,250  225,000
 400,000.........................   100,000  150,000  200,000  220,000  240,000
 425,000.........................   106,250  159,375  212,500  233,750  255,000
 450,000.........................   112,500  168,750  225,000  247,500  270,000
 475,000.........................   118,750  178,125  237,500  261,250  285,000
 500,000.........................   125,000  187,500  250,000  275,000  300,000
 525,000.........................   131,250  196,875  262,500  288,750  315,000
 550,000.........................   137,500  206,250  275,000  302,500  330,000
 575,000.........................   143,750  215,625  287,500  316,250  345,000
 600,000.........................   150,000  225,000  300,000  330,000  360,000

  Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Beall, 24 years, $587,496; Mr. McClenagan, 24 years, $266,112; Mr. Hunt, 28 years, $166,401; and Mr. Mothershed, 23 years, $187,100.

MANAGEMENT RETIREMENT PLAN

  The Company's Management Retirement Plan ("MRP") provides a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time.

  A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

  Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the

Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                          MANAGEMENT RETIREMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                          30 OR
              FINAL AVERAGE SALARY                 15      20      25     MORE
              --------------------               ------- ------- ------- -------
$ 40,000........................................ $ 9,000 $12,000 $16,000 $20,000
  60,000........................................  13,500  18,000  24,000  30,000
  80,000........................................  18,000  24,000  32,000  40,000
 100,000........................................  22,500  30,000  40,000  50,000

  Years of credited service and salary covered by the MRP for the eligible Named Executives are: Mr. Beall, 24 years, $100,000; Mr. McClenagan, 24 years, $100,000; Mr. Hunt, 28 years, $100,000; and Mr. Mothershed, 23 years, $100,000.

CONTRACTS WITH EXECUTIVES

  The Company entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the executives in positions with the Company specified by the Compensation Committee (currently 15 executives), including the Named Executives. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement) and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened Change of Control.

  Under the Change of Control Agreement, a "Change of Control" is defined as either (a) certain changes in the composition of more than 20 percent of the Board of Directors, or (b) with certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change of Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Articles of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

  Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

  If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (a) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (b) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement, (c) any other accrued obligations, (d) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (e) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (a) of the preceding sentence is three for each of the persons named in the Summary Compensation Table. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately would be approximately as follows: Mr. Beall, $8,533,700; Mr. McClenagan, $3,983,764; Mr. Hunt, $1,667,574; Mr. Mothershed,
$2,370,000; and Mr. Johnson, $2,828,000. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

  During the past fiscal year, the Company has reaffirmed its long-standing emphasis on the performance-based elements of executive compensation. These programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  . Base salaries are competitive with the Company's peer group of public companies in the casual dining industry, but represent a smaller proportion of total executive compensation opportunities than in the past;

  . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual and long-term performance goals, including the Company's profitability and appreciation in the Company's stock price; and

  . Executives are required to own specified amounts of stock in the Company, resulting in direct linkage between executive and shareholder interests.

  The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

  The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Samuel E. Beall, III, the Company's Chairman of the Board and Chief Executive Officer, are discussed below.

BASE SALARIES

  The Company's general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the casual dining industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its top 23 executives, including the Chief Executive Officer and the other executives named in the Summary Compensation Table, the Company has capped base salaries at the midpoint of the salary range effective beginning with fiscal year 1994. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

  With respect to fiscal year 1996, the Compensation Committee utilized the services of an independent consulting firm to obtain competitive base salary information in the casual dining industry from published surveys of selected peer companies. Executive officer salaries were reviewed and recommendations for adjustments were made to the Board based on survey midpoints.

ANNUAL INCENTIVE COMPENSATION

  The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

  Each executive's potential incentive was tied to growth in earnings per share or growth in pretax net income effective beginning with fiscal year 1994, as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation opportunities range from 7.5 percent to 12.5 percent of base salary if the "threshold" goals are achieved, 30 percent to 50 percent of base salary if the "target" goals are achieved, 45 percent to 100 percent of base salary if the "maximum" goals are achieved and 60 percent to 125 percent of base salary if the "maximum plus" goals are achieved. For fiscal year 1996, however, the Compensation Committee evaluated performance before the Distribution and after the Distribution separately. Performance for the period after the Distribution measured against the objectives contained in the incentive plan resulted in the incentive compensation for the Named Executives shown in the Summary Compensation Table. The Compensation Committee determined that the bonus should be paid, with one exception, in restricted stock rather than cash. These shares granted to each Named Executive are forfeitable if his employment is terminated prior to June 27, 1998, other than due to death, retirement or disability. Such awards represented approximately 23 percent of the total incentive awards that could have been earned by the Named Executives. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal. The Company has a separate bonus plan for the Chief Executive Officer, described in more detail below, which is similar in structure to the incentive plan for the other executives.

EXECUTIVE STOCK OWNERSHIP

  Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Company stock. The Company's goal is that 10 percent of Common Stock will be owned by employees by the year 2000 and that 80 percent of employees with more than two years of service with the Company will own Common Stock.

  In addition, ownership requirements have been developed for the Company's top management group. The following requirements apply to various organization levels: Chief Executive Officer-a minimum of four times base salary; Division Presidents-a minimum of three times base salary; Corporate and Division Senior Vice Presidents, Corporate Vice Presidents and Vice Presidents--Operations-a minimum of two times base salary; and Division Management (including other Vice President positions)-a minimum of one times base salary. These objectives must be attained within the five-year period that commenced with the date of the Distribution with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

  Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

 Executive Stock Option Program

  The Company has an Executive Stock Option Program which provides for option grants to its key employees at the General Manager level and above, depending upon the key employee's position within the Company. The options are issued at fair market value and have a five-year term and generally vest three years after the date of the grant. In order for key employees to receive option grants under this program after March 9, 2001, they must meet certain minimum Common Stock ownership requirements. During fiscal year 1996, option grants ranging from 200 to 170,453 shares, for a total of 932,402 shares, were made under this program, including 37,034 options issued upon conversion of 74,069 options granted by MRI during fiscal year 1996 prior to the Distribution.

 Management Stock Option Program

  The Company has a Management Stock Option Program for exempt employees and full-time non-exempt employees with at least two years of service. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Division, Region, District or Unit goals, as the case may be. There is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 294,736 shares to employees under this program during fiscal year 1996, including 61,627 options issued upon conversion of 123,255 options granted by MRI during fiscal year 1996 prior to the Distribution.

 Restricted Stock

  The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  At the June 28, 1995, Compensation Committee meeting, Mr. Beall's base salary was reviewed. Based on his performance and competitive market data, the Compensation Committee recommended, and the Board of Directors subsequently approved, an annual base salary of $587,496 for fiscal year 1996. Mr. Beall's base salary was capped at the midpoint of the competitive salary range as is the case with other executive officers of the Company.

  The Company has an Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan"), which was approved by the shareholders at the 1994 Annual Meeting. Pursuant to the CEO Bonus Plan, if the Company achieves a predetermined minimum percentage growth in pre-tax income for a fiscal year, the Chief Executive Officer may earn a cash bonus determined as a percentage of his salary if predetermined levels of growth in earnings per share are achieved by the Company. For fiscal year 1996, the Chief Executive Officer's bonus opportunity was 12.5 percent, 50 percent, 100 percent or 125 percent of his salary if the Company achieved or exceeded the "threshold," "target," "maximum" and "maximum plus" earnings per share growth level, respectively, with a proportional increase in the bonus for every one-tenth of a percent increase in earnings per share growth between such performance levels. For fiscal year 1996, Mr. Beall did not earn an incentive bonus pursuant to the CEO Bonus Plan.

  At the 1993 Annual Meeting, the shareholders of MRI approved an award made by the Compensation Committee during fiscal year 1994 of performance stock rights for the issuance of up to 75,000 shares of Common Stock to Mr. Beall. Under this award, payouts of 15,000 shares each were or could have been earned by Mr. Beall over a five-year period ending in 1998 if the MRI Common Stock reached a pre-established per share price for a period of 22 consecutive trading days during the period ending May 31 of each year in the five-year period. Such pre-established per share prices were $23.00 in 1994 and $26.45 in 1995. Mr. Beall earned such awards for fiscal years 1995 and 1994. Mr. Beall agreed to the cancellation of all performance stock rights remaining outstanding as of March 9, 1996, the date of the Distribution. In lieu of renegotiating the performance stock rights award, the Compensation Committee approved an option grant in favor of Mr. Beall under the Executive Stock Option Program (described above). The option provides Mr. Beall with the right to purchase up to 170,453 shares of common stock over a five-year period. In addition, the Compensation Committee has approved Mr. Beall's participation in the Management Stock Option Program (described above) under which he may purchase Common Stock having a value of up to $50,000 annually, conditioned upon the Company's achievement of pre-established financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m) of the Code, the Compensation Committee recommended that the Company seek shareholder approval for certain incentive compensation programs for the Chief Executive Officer. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and the shareholders approved (a) a grant of performance-based stock rights to the Chief Executive Officer at the 1993 Annual Meeting of Shareholders, and (b) an Incentive Bonus Plan for the Chief Executive Officer at the 1994 Annual Meeting of Shareholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

  The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation, including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met three times during fiscal year 1996. The Board of Directors approved all decisions of the Compensation and Stock Option Committee during fiscal year 1996. The members of the Compensation Committee are named below.

     Dolph W. von Arx, Chairman           Dr. Benjamin F. Payton
     Claire L. Arnold                     Dr. Donald Ratajczak
     John B. McKinnon

                               PERFORMANCE GRAPH

  The following chart and table compare the cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market Index and the NYSE Eating and Drinking Places Index.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
      AMONG RUBY TUESDAY, INC. (SUCCESSOR TO MORRISON RESTAURANTS INC.),
         NYSE STOCK MARKET AND NYSE EATING AND DRINKING PLACES INDICES


                   [PERFORMANCE GRAPH - TO BE INSERTED HERE]


                                             03/11/96 04/01/96 05/01/96 05/31/96
                                             -------- -------- -------- --------
Ruby Tuesday, Inc........................... $100.00  $128.17  $111.97  $119.72
NYSE Stock Market Index..................... $100.00  $102.42  $102.64  $104.87
NYSE Eating and Drinking Places Index....... $100.00  $ 99.18  $ 99.59  $ 97.90

- --------
* Assumes $100 invested in the common stock of the Company and comparison groups on March 11, 1996 and reinvestment of dividends.

PROPOSAL 2

                            APPROVAL OF AMENDMENTS
                       TO THE 1996 STOCK INCENTIVE PLAN

  The Company currently has 1,000,000 shares of stock reserved exclusively for issuance pursuant to awards that may be made under the Stock Incentive Plan subject to adjustment in the event of certain changes in the Company's capitalization, mergers, consolidations and similar events.

  The Board of Directors of the Company has approved, and recommends the shareholders of the Company approve, amendments to the Stock Incentive Plan to
(i) increase the number of shares authorized for issuance under the Stock Incentive Plan from 1,000,000 to 1,250,000, and (ii) increase from 100,000 to 250,000 the number of shares that may be granted in the form of option or stock appreciation rights awards during a fiscal year to any employee who is covered by the deductibility restrictions of Section 162(m) of the Internal Revenue Code. Shareholder approval is being sought to preserve the Company's ability to deduct, for Federal income tax purposes, compensation expense attributable to stock options and stock appreciation rights. Under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of the proposed amendments to the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting.

  The following is a description of the Stock Incentive Plan, if amended as proposed hereby.

  Reserved Shares. The shares of Common Stock reserved for issuance pursuant to awards made or that may be made under the Stock Incentive Plan will be 1,250,000, of which approximately 181,000 shares were previously issued and approximately 867,000 are subject to stock options which are outstanding. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year to any eligible recipient who is a "covered employee," within the meaning of Section 162(m) of the Internal Revenue Code, will not exceed 250,000. The Stock Incentive Plan provides for further adjustments to the number of shares reserved for issuance in the event of certain recapitalizations.

  Disinterested Administration. Awards under the Stock Incentive Plan are determined by the Compensation Committee (the "Committee"), the members of which are selected by the Board of Directors and are solely non-management members. Only persons who satisfy the criteria of "disinterested persons" set forth in Rule 16b-3(c) under the Exchange Act may be members of the Committee. The Committee shall have at least two members.

  Awards. The Stock Incentive Plan permits the Committee to make awards of shares of Common Stock, awards of derivative securities related to the value of the Common Stock and certain cash awards to directors, officers and employees of the Company or its affiliates ("Eligible Persons"). These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of Eligible Persons. The Stock Incentive Plan permits the Committee to make awards of a variety of Stock Incentives (as defined below), including, but not limited to, stock awards, options to purchase shares of Common Stock, stock appreciation rights, so-called "cashout" or "limited stock appreciation rights" (which the Committee may make exercisable in the event of a Change in Control of the Company (as defined therein) or other event), phantom shares, performance incentive rights, dividend equivalent rights and similar rights (together, "Stock Incentives"). Outstanding Stock Incentives may be adjusted by the Committee to reflect certain corporate events such as corporate reorganizations.

  The Company anticipates that most stock awards will be restricted for some period of time, although the Committee does have the discretion to make such awards freely transferable at the time of grant. Stock Incentives may be made exercisable or settled at such prices and will terminate under such terms as will be established by the Committee. For example, options may be made exercisable at a price equal to, less than or more than the fair market value of the Common Stock on the date that the option is awarded, or based upon an average fair market value of the Common Stock at the time the option is awarded or at the time the option is exercised. The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The Stock Incentive Plan permits the grant of both incentive and nonqualified stock options.

  Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award. The Committee may make cash awards designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive.

  The terms of particular Stock Incentives may provide that they terminate or expire upon the occurrence of one or more events, including, but not limited to, the holder's termination of employment or other status with respect to the Company, passage of a specified period of time, the holder's death or disability, or the occurrence of a Change in Control of the Company. Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or legal representative in the event of the holder's death or disability. At the Committee's discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued. The Board of Directors at any time may terminate the Stock Incentive Plan or amend it in any respect without shareholder approval. Amendments that may be adopted without shareholder approval include amendments that increase the cost of the Stock Incentive Plan to the Company or alter the allocation of benefits thereunder among executive officers, directors and other employees. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the holder under such Stock Incentive. The Board also may condition any such amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws.

  Tax Consequences. A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

  A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and the Company will not be entitled to a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

  A participant generally will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (the "Equity Incentives"). At the time a participant receives payment under any Equity Incentive, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company then will be entitled to a corresponding deduction.

  A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company then will be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

  The Stock Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

  The following table sets forth information regarding stock options granted under the Stock Incentive Plan during fiscal year 1996 to each of the Named Executives, all persons who serve as executive officers of the Company as a group, and all persons who are employees of the Company as a group.

                                                                  OPTIONS TO
                                                               PURCHASE COMPANY
         NAME AND POSITION WITH THE COMPANY OR GROUP           COMMON STOCK (#)
         -------------------------------------------           ----------------
S.E. Beall, III...............................................     170,453
 Chairman of the Board and Chief Executive Officer
R.D. McClenagan...............................................      61,806
 President, Ruby Tuesday Division
A.R. Johnson..................................................      51,277
 Senior Vice President, Strategy, Planning and Marketing
P.G. Hunt.....................................................      44,466
 Senior Vice President, General Counsel and Secretary
J.R. Mothershed...............................................      49,014
 Senior Vice President, Finance, Assistant Secretary and
  Treasurer
All executive officers of the Company as a group..............     421,115
All other employees of the Company as a group.................      16,788

                             INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal year 1996. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for fiscal year 1997.

                             SHAREHOLDER PROPOSALS

  Any shareholder of the Company wishing to submit a proposal for action at the Company's 1997 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than April 25, 1997, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals.

                                    GENERAL

  Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

  A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

  The Annual Report of the Company for fiscal year 1996 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all shareholders of record as of the record date for the Annual Meeting.

  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 1, 1996. REQUESTS FOR COPIES SHOULD BE DIRECTED TO PFILIP G. HUNT, SECRETARY, RUBY TUESDAY, INC., 4721 MORRISON DRIVE, MOBILE, ALABAMA 36609.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]
                                          Pfilip G. Hunt
                                          Senior Vice President, General
                                           Counsel
                                          and Secretary

August 23, 1996
Mobile, Alabama

                           MORRISON RESTAURANTS INC.
                           1996 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                         Page
                                                                        ------

SECTION 1  DEFINITIONS................................................     1

           1.1  Definitions...........................................     1

SECTION 2  THE STOCK INCENTIVE PLAN...................................     4

           2.1  Purpose of the Plan...................................     4
           2.2  Stock Subject to the Plan.............................     4
           2.3  Administration of the Plan............................     4
           2.4  Eligibility and Limits................................     5

SECTION 3  TERMS OF STOCK INCENTIVES..................................     5

           3.1  Terms and Conditions of All Stock Incentives..........     5
           3.2  Terms and Conditions of Options.......................     7
                (a)  Price............................................     7
                (b)  Option Term......................................     7
                (c)  Payment..........................................     7
                (d)  Conditions to the Exercise of an Option..........     8
                (e)  Termination of Incentive Stock Option............     8
                (f)  Special Provisions for Certain Substitute
                     Options..........................................     8
           3.3  Terms and Conditions of Stock Appreciation
                Rights................................................     8
                (a)  Payment..........................................     9
                (b)  Conditions to Exercise...........................     9
           3.4  Terms and Conditions of Stock Awards..................     9
           3.5  Terms and Conditions of Dividend Equivalent Rights....     9
                (a)  Payment..........................................     9
                (b)  Conditions to Payment............................    10
           3.6  Terms and Conditions of Performance Unit Awards.......    10
                (a)  Payment..........................................    10
                (b)  Conditions to Payment............................    10
           3.7  Terms and Conditions of Phantom Shares................    10
                (a)  Payment..........................................    10
                (b)  Conditions to Payment............................    10
           3.8  Treatment of Awards Upon Termination of Service.......    11

SECTION 4  RESTRICTIONS ON STOCK......................................    11

           4.1  Escrow of Shares......................................    11
           4.2  Forfeiture of Shares..................................    11
           4.3  Restrictions on Transfer..............................    11

SECTION 5  GENERAL PROVISIONS.........................................    12

           5.1  Withholding...........................................    12
           5.2  Changes in Capitalization; Merger; Liquidation........    12
           5.3  Cash Awards...........................................    13
           5.4  Compliance with Code..................................    13
           5.5  Right to Terminate Service............................    13
           5.6  Restrictions on Delivery and Sale of Shares; Legend...    13
           5.7  Non-alienation of Benefits............................    14
           5.8  Termination and Amendment of the Plan.................    14
           5.9  Stockholder Approval..................................    14
           5.10 Choice of Law.........................................    14
           5.11 Effective Date of Plan................................    14

                           MORRISON RESTAURANTS INC.
                           1996 STOCK INCENTIVE PLAN



     The Morrison Restaurants Inc. 1996 Stock Incentive Plan constitutes an amendment and restatement of the Morrison Restaurants Inc. Stock Incentive Plan. If the Morrison Restaurants Inc. 1996 Stock Incentive Plan is not approved by the stockholders of Morrison Restaurants Inc. within twelve (12) months from the date of its adoption by the Board of Directors of Morrison Restaurants Inc., the Morrison Restaurants Inc. Stock Incentive Plan shall remain in force and effect pursuant to the terms in effect immediately prior to this amendment and restatement.


                             SECTION 1  DEFINITIONS


     1.1  Definitions.  Whenever used herein, the masculine pronoun shall be
          -----------
deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a) "Board of Directors" means the board of directors of the Company.
               ------------------

          (b) "Cause" has the same meaning as provided in the employment
               -----
agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to
(1) fraud or dishonesty against the Company or its affiliates, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company or its affiliates, or knowing violation of law in the course of performance of the duties of Participant's service with the Company or its affiliates, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company or affiliates' premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its affiliates are party.

          (c) "Change in Control" means any event that pursuant to the Company's
               -----------------
Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change in Control if approved by the Board of Directors a majority of whom are present directors and new directors. For purposes of the preceding sentence, the term "present directors" means individuals who as of the date this Plan is adopted were members of the Board of Directors and the term "new directors" means any director whose election by the Board of Directors in the event of vacancy or whose nomination for election was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors solely to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be a new director.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee" means the committee appointed by the Board of
               ---------
Directors to administer the Plan pursuant to Plan Section 2.3.

          (f) "Company" means Morrison Restaurants Inc., a Delaware corporation,
               -------
or its successor.

          (g) "Disability" has the same meaning as provided in the long-term
               ----------
disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

          (h) "Disposition" means any conveyance, sale, transfer, assignment,
               -----------
pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

          (i) "Dividend Equivalent Rights" means certain rights to receive cash
               --------------------------
payments as described in Plan Section 3.5.

          (j) "Fair Market Value" with regard to a date means the closing price
               -----------------
at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

          (k) "Incentive Stock Option" means an incentive stock option, as
               ----------------------
defined in Code Section 422, described in Plan Section 3.2.

          (l) "Non-Qualified Stock Option" means a stock option, other than an
               --------------------------
option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

          (m) "Option" means a Non-Qualified Stock Option or an Incentive Stock
               ------
Option.

          (n) "Over 10% Owner" means an individual who at the time an Incentive
               --------------
Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (o) "Parent" means any corporation (other than the Company) in an
               ------
unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (p) "Participant" means an individual who receives a Stock Incentive
               -----------
hereunder.

          (q) "Performance Unit Award" refers to a performance unit award
               ----------------------
described in Plan Section 3.6.

          (r) "Phantom Shares" refers to the rights described in Plan Section
               --------------
3.7.

          (s) "Plan" means the Morrison Restaurants Inc. 1996 Stock Incentive
               ----
Plan; provided, however, that in the event that the Company is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase `1996 Stock Incentive Plan'."

          (t) "Stock" means the Company's common stock, $.01 par value.
               -----

          (u) "Stock Appreciation Right" means a stock appreciation right
               ------------------------
described in Plan Section 3.3.

          (v) "Stock Award" means a stock award described in Plan Section 3.4.
               -----------

          (w) "Stock Incentive Agreement" means an agreement between the Company
               -------------------------
and a Participant or other documentation evidencing an award of a Stock
Incentive.

          (x) "Stock Incentive Program" means a written program established by
               -----------------------
the Committee pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program and distributed among eligible officers, employees and directors.

          (y) "Stock Incentives" means, collectively, Dividend Equivalent
               ----------------
Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

          (z) "Subsidiary" means any corporation (other than the Company) in an
               ----------
unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (aa) "Termination of Service" means the termination of either the
                ----------------------
employee-employer or director relationship, as the case may be, between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                      SECTION 2  THE STOCK INCENTIVE PLAN

     2.1  Purpose of the Plan.  The Plan is intended to (a) provide incentive to
          -------------------
officers, employees and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees and directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.

     2.2  Stock Subject to the Plan.  Subject to adjustment in accordance with
          -------------------------
Section 5.2, 1,000,000 shares (as adjusted for all corporate events through and including the effective date of the spin-offs described in Plan Section 3.8) of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares; for this purpose, the outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, as amended from time to time. To the extent permitted by Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

     2.3  Administration of the Plan.  The Plan shall be administered by the
          --------------------------
Committee. The Committee shall have full authority in its discretion to determine the officers, employees and directors of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

     As to any matter involving a Participant who is not a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934, Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant's Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

     The Committee shall consist of at least two members of the Board of Directors each of whom shall qualify as a "disinterested person," as defined in Rule 16b-3 as promulgated under the Securities Exchange Act of 1934 and as an "outside director," within the meaning of Code Section 162(m) and the regulations promulgated thereunder. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

     2.4  Eligibility and Limits.  Stock Incentives may be granted only to
          ----------------------
officers, employees and directors of the Company or an affiliate; provided, however, that directors who serve on the Committee shall not be eligible to receive awards that are subject to Section 16 of the Securities Exchange Act of 1934 while they are members of the Committee and that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s). To the extent required under Code
Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares Stock with respect to which Options or Stock Appreciation Rights may be granted during any single fiscal year of the Company to any Participant who is a "covered employee," within the meaning of Code Section 162(m) and the regulations promulgated thereunder (a "Covered Employee"), shall not exceed 100,000.

                      SECTION 3  TERMS OF STOCK INCENTIVES

     3.1  Terms and Conditions of All Stock Incentives.
          --------------------------------------------

          (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price

(as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

          (b) Each Stock Incentive shall be evidenced either by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement or Stock Incentive Program shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement or Stock Incentive Program that is inconsistent with the Plan shall be null and void.

          (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement or Stock Incentive Program and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

          (d) The Committee may provide in any Stock Incentive Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the "Change in Control Price"). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

          (i) Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

          (ii) Stock Awards and Phantom Shares shall be cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

          (iii) Stock Appreciation Rights, Dividend Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

          (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

          (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

     3.2  Terms and Conditions of Options.  Each Option granted under the Plan
          -------------------------------
shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan, as amended and restated, is adopted or approved by the Company's stockholders.

          (a) Option Price.   Subject to adjustment in accordance with Section
              ------------
5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner or to each grant of any Option to a Participant who is then a Covered Employee, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b) Option Term.  The term of an Option shall be as specified in the
              -----------
applicable Stock Incentive Agreement; provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

          (c) Payment.  Payment for all shares of Stock purchased pursuant to
              -------
exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (ii) in a cashless exercise through a broker; or (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

          (d) Conditions to the Exercise of an Option.  Each Option granted
              ---------------------------------------
under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

          (e) Termination of Incentive Stock Option.  With respect to an
              -------------------------------------
Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f) Special Provisions for Certain Substitute Options.
              -------------------------------------------------
Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3  Terms and Conditions of Stock Appreciation Rights.  Each Stock
          -------------------------------------------------
Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (b) a specified price (i) which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares and (ii) which, in the case of a Stock Appreciation Right that is granted to a Participant who is then a Covered Employee, shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with a Stock Incentive shall result in a pro rata surrender or cancellation of any related Stock Incentive to the extent the Stock Appreciation Right has been exercised.

          (a) Settlement.  Upon settlement of a Stock Appreciation Right, the
              ----------
Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Exercise.  Each Stock Appreciation Right granted
              ----------------------
under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

     3.4  Terms and Conditions of Stock Awards.  The number of shares of Stock
          ------------------------------------
subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.5  Terms and Conditions of Dividend Equivalent Rights.  A Dividend
          --------------------------------------------------
Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

          (a) Payment.  Payment in respect of a Dividend Equivalent Right may be
              -------
made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment.  Each Dividend Equivalent Right granted
              ---------------------
under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

     3.6  Terms and Conditions of Performance Unit Awards.  A Performance Unit
          -----------------------------------------------
Award shall entitle the Participant to receive, at a future date, payment of an amount equal to all or a portion of the value of a number of units (stated in terms of a designated dollar amount per unit) granted by the Committee, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

          (a) Payment.  Payment in respect of Performance Unit Awards may be
              -------
made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment.  Each Performance Unit Award granted under
              ---------------------
the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

     3.7  Terms and Conditions of Phantom Shares.  Phantom Shares shall entitle
          --------------------------------------
the Participant to receive, at a future date, payment of an amount equal to all or a portion of the Fair Market Value of a number of shares of Stock at the end of a certain period, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment.

          (a) Payment.  Payment in respect of Phantom Shares may be made by the
              -------
Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment.  Each Phantom Share granted under the Plan
              ---------------------
shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

     3.8  Treatment of Awards Upon Termination of Service.  Except as otherwise
          -----------------------------------------------
provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine; provided that, a Participant who continues in the service of Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. immediately following a spin-off of either such Subsidiary shall not be deemed to have incurred a Termination of Service solely by reason of the spin-off. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4  RESTRICTIONS ON STOCK

     4.1  Escrow of Shares.  Any certificates representing the shares of Stock
          ----------------
issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2  Forfeiture of Shares.  Notwithstanding any vesting schedule set forth
          --------------------
in any Stock Incentive Agreement or Stock Incentive Program, in the event that the Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

     4.3  Restrictions on Transfer.  The Participant shall not have the right to
          ------------------------
make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                         SECTION 5  GENERAL PROVISIONS

     5.1  Withholding.  The Company shall deduct from all cash distributions
          -----------
under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     5.2  Changes in Capitalization; Merger; Liquidation.
          ----------------------------------------------

          (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section
5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

          (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3  Cash Awards.  The Committee may, at any time and in its discretion,
          -----------
grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4  Compliance with Code.  All Incentive Stock Options to be granted
          --------------------
hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     5.5  Right to Terminate Service.  Nothing in the Plan or in any Stock
          --------------------------
Incentive Agreement or Stock Incentive Program shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's service at any time.

     5.6  Restrictions on Delivery and Sale of Shares; Legends.  Each Stock
          ----------------------------------------------------
Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7  Non-alienation of Benefits.  Other than as specifically provided with
          --------------------------
regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.8  Termination and Amendment of the Plan.  The Board of Directors at any
          -------------------------------------
time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

     5.9  Stockholder Approval.  The Plan, as amended and restated, shall be
          --------------------
submitted to the stockholders of the Company for their approval within twelve
(12) months before or after its adoption by the Board of Directors. If such approval is not obtained, any Stock Incentive granted under the Plan as amended and restated shall be void.

     5.10 Choice of Law.  The laws of the State of Georgia shall govern the
          -------------
Plan, to the extent not preempted by federal law.

     5.11 Effective Date of Plan.  The Plan, as amended and restated, shall
          ----------------------
become effective upon the date the Plan is approved by the stockholders of the Company.

                                       MORRISON RESTAURANTS INC.


                                       By: /s/ J. Russell Mothershed
                                          ---------------------------------

                                       Title: Senior Vice President-Finance
                                             ------------------------------
Attest:

/s/ Pfilip G. Hunt
- ---------------------------
Secretary

     [CORPORATE SEAL]

                             FIRST AMENDMENT TO THE
                  RUBY TUESDAY, INC. 1996 STOCK INCENTIVE PLAN


     THIS FIRST AMENDMENT is made as of this 26th day of June, 1996, by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company maintains the Ruby Tuesday, Inc. 1996 Stock Incentive Plan under an amended and restated indenture which was adopted as of March 6, 1996 (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to reflect increases in the number of shares authorized for issuance thereunder and to increase the limit on the number of shares that may be the subject of awards granted to certain executives during any single fiscal year of the Company; and

     WHEREAS, the Board of Directors of the Company has duly approved and authorized these amendments to the Plan;


     NOW, THEREFORE, the Company does hereby amend the Plan as follows:


1. By deleting, effective March 26, 1996, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

     "Subject to adjustment in accordance with Section 5.2, 1,250,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."


2. By deleting, effective March 26, 1996, the number "100,000" where it appears in the last sentence of Section 2.4 and by substituting therefor the number "250,000".


3. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.


4. Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of March 26, 1996, the adoption of this First Amendment shall be null and void.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                              RUBY TUESDAY, INC.


                              By: _________________________________


                              Title: _________________________________

ATTEST:


By: _________________________________


Title: _________________________________


     (CORPORATE SEAL)

                               RUBY TUESDAY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 23, 1996, and does hereby appoint Samuel E. Beall, III and J. Russell Mothershed, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ruby Tuesday, Inc., to be held at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 at 10:30 a.m., local time, on September 30, 1996, and at any adjournment(s) thereof:

1. To elect two Class I Directors for a term of three years.

                  Arthur R. Outlaw and Dr. Benjamin F. Payton

  [_] FOR all nominees above                 [_] WITHHOLD AUTHORITY
      (except as marked to the                   to vote for ALL nominees
       contrary above)                           listed above

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE FIRST BOX ABOVE AND LINE THROUGH THAT NOMINEE'S NAME AS IT APPEARS ABOVE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED
                                     ABOVE.

2. To approve amendments to the Company's 1996 Stock Incentive Plan to increase the number of shares available for issuance by 250,000 shares and to increase the limit on the number of shares that may be subject to awards granted to certain employees during any fiscal year from 100,000 to 250,000.
     [_] FOR the amendment      [_] AGAINST the amendment      [_] ABSTAIN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

                           (CONTINUED ON OTHER SIDE)
          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN.

 PROXY NUMBER       NUMBER OF
                      SHARES

                                            Dated                       , 1996.
                                                  ----------------------


                                            -----------------------------------
                                            Signature


                                            -----------------------------------
                                            Signature, if held jointly

                                            Please sign exactly as your
                                            name(s) appear hereon. If shares
                                            are held jointly, each shareholder
                                            named should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, give your
                                            full title as such. If the
                                            signatory is a corporation, sign
                                            the full corporate name by a duly
                                            authorized officer.

                                            PLEASE COMPLETE, DATE, SIGN AND
                                            RETURN THIS PROXY PROMPTLY USING
                                            THE ENCLOSED ENVELOPE.